Exhibit 99.1

1 Overview January 2025

2 Disclaimer and Forward Looking Statements This presentation and any accompanying oral commentary have been prepared by Tvardi Therapeutics, Inc. (“ Tvardi ”) for informational purposes only and not for any other purpose. All statements contained in this presentation and the accompanying oral commentary, other than statements of historical facts , a re forward - looking statements, including: statements about our expectations regarding the potential benefits, activity, effectiveness, and safety of our product candidates; our e xpe ctations with regard to the design and results of our research and development programs, preclinical studies, and clinical trials, including the timing and availability of data fr om such studies and trials; our preclinical, clinical, and regulatory development plans for our product candidates, including the timing or likelihood of regulatory filings and approvals for our product candidates; our expectations with regard to our ability to license, acquire, discover, and develop additional products candidates and advance such product candidates int o, and successfully complete, preclinical studies and clinical trials; the potential market size and size of the potential patient populations for our product candidates and any f utu re product candidates; ability to maintain existing, and establish new, strategic collaborations, licensing, or other arrangements; the scope of protection we are able to establish a nd maintain for intellectual property rights covering our initial product candidate and any future product candidates; our business strategy; and our future results of operations and fin ancial position. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, timing of results, levels of acti vit y, performance, or achievements to be materially different from the information expressed or implied by these forward - looking statements. New risks emerge from time to time. It is not pos sible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause a ctu al results to differ materially and adversely from those anticipated or implied in the forward looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward - looking statements, and you should n ot place undue reliance on our forward - looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the for war d - looking statements we make. The forward - looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events an d developments will cause our views to change. However, while we may elect to update these forward - looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and comple ten ess of the forward - looking statements in this presentation and the accompanying oral commentary. You should, therefore, not rely on these forward - looking statements as repres enting our views as of any date subsequent to the date of this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market si ze and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In a ddi tion, projections, assumptions, and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of unc ertainty and risk. This presentation contains trademarks, service marks, trade names and copyrights of Tvardi and other companies which are the property of their respective owners. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall th ere be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

3 Merger of Tvardi and Cara Therapeutics • Tvardi, a clinical - stage biopharmaceutical company focused on the development of novel, oral, small molecule therapies targeting STAT3 to treat fibrosis - driven diseases with significant unmet need, intends to merge with Cara Therapeutics, Inc. (Nasdaq: CARA) • Cara exploration of strategic alternatives initiated in July 2024 evaluating several potential merger candidates • Supported by the Board of Directors of both companies and is subject to stockholder approval and other customary closing conditions • Combined company will focus on advancing the development of Tvardi programs • Upon close, combined company is expected to be renamed "Tvardi Therapeutics, Inc." trading as Nasdaq: TVRD Overview • Merger expected to close in 1H:2025 • Pro forma company ownership: 83.0% Tvardi and 17.0% Cara (assuming Cara has net cash at closing of $22.875 million – $23.125 million), before giving effect to Tvardi financing • Pro forma company will be well capitalized including $28.3 million from recent Tvardi financing, combined with Cara’s anticipated cash at the closing of the merger • Merger and combined financings would fund the company into the 2H:2026, well past multiple Phase 2 readouts in IPF and HCC (expected 2H:2025) and prepare programs for Phase 3 development Transaction Summary • Tvardi management will operate pro forma company • Combined Board of Directors to contain six representatives from Tvardi and one from Cara Management & Board SEC S4 Filing 18 December 2024

4 Targeting STAT3: Central Mediator of Fibrosis - Driven Diseases Deep expertise in STAT3 biology Potential to serve as a disease - modifying therapy in IPF 1 Well - positioned to differentiate therapeutic impact in HCC 2 Multiple near - term data catalysts expected • Unlocking highly - validated, yet historically "undruggable" target within fibrosis - driven diseases • IPF models demonstrated reversal of fibrosis and restoration of lung function • Phase 2 blinded data suggests encouraging trends in lung function • Early signs of response in both mono - and combination therapy from completed and ongoing clinical trials • IPF Phase 2 unblinded data in 2H:2025 • HCC Phase 1b/2 topline data in 2H:2025 • TTI - 109 IND 3 submission planned for 1H:2025 1. Idiopathic pulmonary fibrosis. 2 . Hepatocellular carcinoma. 3. Investigational new drug.

STAT3's Canonical Function Plays a Central Role in Fibrosis-Driven Diseases



Canonical STAT3 Nuclear Function
Non-Canonical Function
Growth Factor Receptors
Cytokine Receptors
Non-TRKs
TGFβ
EGFR
IL10
IL6
IL23
S1PR
AT1R
G Protein
Extracellular
Cytosol
Nucleus
STAT3
Tvardi's small molecules inhibit STAT3 nuclear function…
…With no impact on STAT3 mitochondrial function[1]
STAT3 exists as a monomer in the electron transport chain
Mitochondria
Intrinsic: Proliferation & Survival
Extrinsic: Immune Suppression
Idiopathic pulmonary fibrosis, Hepatocellular carcinoma, Systemic sclerosis

1. Kasembeli et al. *Biochem Pharmacol* 2021

5

The Dual Mechanism of Action of STAT3's Function in the Canonical Pathway



Mechanism of the Canonical Pathway
Tvardi's Approach
Tvardi's Impact
STAT3
STAT3
Activation of STAT3
STAT3
STAT3
P
P
INTRINSIC (Cellular)
Pro-proliferative cells
Deposition and Proliferation
STAT3
STAT3
Degradation
INTRINSICALLY
Down-regulates Proliferation
EXTRINSIC (Immune)
Immune Suppression
Immune Activation
EXTRINSICALLY
Up-regulates T-cell Activation
STAT3P -
STAT3P +
STAT3P - MDSC
STAT3P + MDSC
CD8+
Apoptotic Cell

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tvardi THERAPEUTICS

7 Sujal Shah Chairman Michael Wyzga Director Shaheen Wirk , MD Director Wallace Hall Director Cara Representative Director Seasoned Leadership: Deep R&D and Operational Expertise Dan Conn, JD, MBA CFO John Kauh , MD CMO Imran Alibhai, PhD CEO & Director David Tweardy, MD Founder & Advisor Ron DePinho, MD Founder & Advisor Keith Flaherty, MD Advisor (Oncology) Lisa Lancaster, MD Advisor (IPF) Jeff Swigris , DO Advisor (IPF) Management Team Scientific Advisory Board Board of Directors BioMatrix Partners

8 Our Pipeline Anticipated Milestone Phase 3 Phase 2 Phase 1 Discovery & Preclinical Indication Program 2H:2025 Phase 2 data Idiopathic Pulmonary Fibrosis TTI - 101 2H:2025 Phase 1b/2 topline data Hepatocellular Carcinoma TTI - 101 1H:2025 IND submission Fibrosis - driven Disease 1 TTI - 109 Phase 2 Phase 1b/2 1. We plan to commence clinical trials in fibrosis and/or oncology pending IND submission and FDA feedback.

9 CONFIDENTIAL TTI - 101 in IPF

IPF Unmet Need Represents a Large Commercial Opportunity

- IPF is a rare, chronic, interstitial lung disease characterized by inflammation, progressive fibrosis, and lung damage
- Patients with IPF have a poor prognosis, poor quality of life, and are at a higher risk of early mortality

Prevalence	Incidence	Survival
~150K in US[1]	~50K in US[1]	Median <5 years[2] from time of diagnosis

Peak Sales[3]

OFEV (nintedanib) capsules 150mg ▶ **$3.8B** in 2023

Esbriet (pirfenidone) tablets ▶ **$1.1B** in 2020

High unmet need remains, even with two FDA approved drugs, Ofev® (nintedanib) and Esbriet® (pirfenidone)

- **Neither reverse / halt clinical decline: both only slow the progression of disease**
- Only ~25%[4] of US IPF patients initiate standard of care
  - Estimated >40% of patients discontinue therapy[4]

We believe there is a significant commercial opportunity for a differentiated IPF treatment

1. Raghu, et al. *Am J Respir Crit Care Med*. 2006. 2. Du, et al. *Respir Res*. 2022. 3. Based on $3.8B in sales of Ofev and $1.1B in sales of Esbriet from Boehringer Ingelheim and Genentech (Roche) filings.
4. Dempsey, et al. *Ann Am Thorac Soc*. 2021.

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STAT3 Activation is a Central Catalyst in the Fibrotic Cascade



Feedback Loops
MAPK
NF-KB
Hedgehog
IL6
Major Drivers
TGFβ
Notch
PI3K/AKT
Wnt
Feedback Loops
Injury Triggers Fibrotic Signaling Pathways
P
STAT3
STAT3
Clotting & Coagulation
Platelet Activation
Inflammatory Cell Migration
Macrophage
Neutrophil
T-cell
Fibroblast Proliferation
Fibroblast
Myofibroblast
ECM Deposition
ECM
Fibrosis

Haploinsufficiency of STAT3 (STAT3+/-) protects mice from development of lung fibrosis vs. knockout of IL6 or TGFβR which still results in fibrosis



%△ Lung Collagen
120
100
80
60
40
20
0
-20
*
*
WT
IL6-/-
STAT3+/-

*$p < 0.05$

Denton et al. *Ann Rheum Dis.* 2018; O'Donoghue et al. *EMBO Mol Med.* 2012

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TTI-101 Inhibited Activation of STAT3 and Key Pro-fibrotic Mediators in Sclerosis

TTI-101 Decreased Hypodermal Fibrosis in Tsk-1 Mice

Control mice + DMSO | Tsk-1 mice + DMSO | Tsk-1 mice + TTI-101



TTI-101 Inhibited STAT3 Activation



Activated STAT3 (pY-STAT3)
12
10
8
6
4
2
0
#
Tsk-1 Control
Tsk-1 TTI-101

TTI-101 Inhibited Profibrotic Mediators



Control
TTI-101
(a) Col1
(b) α-SMA
(c) TGF-ß
(d) CTGF
(e) IL-6
(f) Fibronectin
(Fold Change)
Tsk-1

These mechanisms are individually targeted in clinical trials; TTI-101 observed to down-regulate all factors simultaneously via STAT3 inhibition

Results from this GEM model with TTI-101 also replicated in a chemically induced skin fibrosis model

Pedroza et al. *Rheum.* 2017; Tight skin (Tsk-1) mice spontaneously develop fibrosis as a result of a duplication in the fibrillin-1 gene

12

STAT3 is Activated in Major Compartments of IPF-Affected Mouse and Human Lung Tissue


STAT3
P
STAT3
Alveolar Epithelial Cells
Alveolar Fibroblasts
Alveolar Macrophages
Normal
pY-STAT3
IPF
Control

Activated STAT3 is overexpressed in IPF human lung tissue


pY-STAT3 / GAPDH Fold Induction
14
12
10
8
6
4
2
0
*
Control
IPF

Activated STAT3 is similarly overexpressed in lung tissue of murine IPF


pY-STAT3 / Actin Fold Induction
4
3
2
1
0
*
WT PBS
WT BLM

Pedroza et al. *FASEB J.* 2016

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14 Reduction of Lung Fibrosis and Statistically Significant Improvement of Oxygen Saturation Observed with TTI - 101 * TTI - 101 dosed therapeutically 14 days after bleomycin ( Bleo ) induction of fibrosis, whereas most experimental therapeutics are dosed prophylactically to demonstrate an effect of fibrosis Pedroza et al. FASEB J. 2016 Untreated Bleo + Control TTI - 101 + 14 days after Bleo IPF pathogenesis IPF induced by bleomycin reversed with TTI - 101 Fibrosis Diminished Lung Function Masson’s Trichrome Mouse Lung Tissue

Approved and Discontinued Therapies Target Single Mechanisms of IPF



Inflammatory Mediators
Injury Triggers Fibrotic Signaling Pathways
Platelet Activation
Macrophage
Neutrophil
T-cell
Triggers formation of myofibroblasts
Myofibroblast
ECM
Fibrosis
Excess ECM Deposition
Clotting & Coagulation
Inflammatory Cell Migration
Fibroblast Proliferation
ECM Deposition

Drug(s)	Trial Status	Company
PRM-151	Discontinued	Promedior
Tralokinumab	Discontinued	AstraZeneca
Carlumab	Discontinued	Johnson & Johnson

Drug(s)	Trial Status	Company
Nintedanib	FDA approved	Boehringer Ingelheim
Pamrevlumab	Discontinued	FibroGen
BMS-986020	Discontinued	Bristol Myers Squibb

Drug(s)	Trial Status	Company
Pirfenidone	FDA approved	Roche
GB0139	Discontinued	Galecto
Simtuzumab	Discontinued	GILEAD
GLPG-1690	Discontinued	Galápagos

Adapted from Wynn. *Exp Med.* 2011

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16 Injury Triggers Fibrotic Signaling Pathways Inflammatory Mediators ECM Fibrosis Excess ECM Deposition Macrophage Neutrophil T - cell Platelet Activation Myofibroblast Triggers formation of myofibroblasts TTI - 101’s Impact on Both Intrinsic (Deposition) and Extrinsic STAT3 Canonical Functions Associated with IPF Clotting & Coagulation Inflammatory Cell Migration Fibroblast Proliferation ECM Deposition ↓ ECM deposition ↓ Fibroblast Activation and Proliferation TTI - 101 CTGF TTI - 101 Ki67 Col3a1 Mmp2 TTI - 101 TTI - 101 TTI - 101 Demonstrated a Dose - Dependent Decrease in Validated Targets Associated with Proliferation (Deposition) No Bleomycin Bleomycin + Placebo Bleomycin + 12.5 mg/kg TTI - 101 Bleomycin + 25 mg/kg TTI - 101 Bleomycin + 50 mg/kg TTI - 101 ↓ Myeloid Infiltration and Macrophage Activation TTI - 101 Ccl2 TTI - 101 IL - 6 TTI - 101 ↓ Clotting and Coagulation PAI - 1 (Serpine1) Ptafr TTI - 101 Kauh et al. CHEST . 2024 - Bleomycin - induced IPF mouse model: therapeutically treated with TTI - 101 9 days after induction of fibrosis using bleomycin.

TTI-101's Impact on Both Intrinsic and **Extrinsic (Degradation)** STAT3 Canonical Functions Associated with IPF


STAT1
TTI-101
IFNγ
TTI-101

↑ **Induction of T-cell Maturation / Activation**

TTI-101 Demonstrated a Dose-Dependent Increase in the Modulation and Activity of T-cells (Degradation):

↑ Extrinsic Apoptotic Pathway


Granzyme A
TTI-101
Granzyme B
TTI-101

↑ Cytotoxic Effect of T and NK Cells


NK granule protein 7
TTI-101
Perforin
TTI-101

↑ Inflammasome / Interferon Response


Guanylate Binding Protein 3
TTI-101
XAF1
TTI-101

No Bleomycin · Bleomycin + Placebo · Bleomycin + 50 mg/kg TTI-101 · Bleomycin + 25 mg/kg TTI-101 · Bleomycin + 12.5 mg/kg TTI-101

Kauh et al. *CHEST*, 2024 - Bleomycin-induced IPF mouse model: therapeutically treated with TTI-101 9 days after induction of fibrosis using bleomycin.

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tvardi THERAPEUTICS

Mechanistic Data Revealed TTI-101 Down-regulated Deposition (Injury) ***and*** Up-regulated Degradation (Repair)


IPF
Injury
Repair
IPF +
TTI-101

↑ Deposition
- ↑ Clotting & coagulation
- ↑ Immunomodulation
- ↑ Fibroblast proliferation
- ↑ ECM deposition

↓ Degradation
- ↓ T-cell responses

↓ Deposition
- ✓ Attenuation of clotting & coagulation
- ✓ Reverse fibroblast activation
- ✓ Reverse ECM deposition

↑ Degradation
- ✓ Induce T-cell maturation and activation
- ✓ Induce cytotoxic effect of NK- and T-cells

Kauh et al. *CHEST.* 2024

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19 TTI - 101’s Demonstrated Dose - Dependent PK exposure, PD and Improved Lung Function TTI - 101 observed to preferentially accumulate 4x in lung vs plasma Pharmacokinetics TTI - 101 observed to dose dependently inhibit pY - STAT3 Pharmacodynamics TTI - 101 improved lung function (at human equivalent doses of 400 and 800 mg/day) serving as proof of concept for ongoing Phase 2 trial Lung Function TTI - 101 TTI - 101 pY - STAT3 Levels * * # 0 8 16 24 90 95 Days S O 2% 0 8 16 24 90 95 Days S O 2% 0 8 16 24 90 95 Days S O 2% 0 8 16 24 90 95 Days S O 2% * p<.05 vs. placebo # p<.05 vs. bleomycin No Bleomycin Bleomycin + Placebo Bleomycin + 12.5 mg/kg TTI - 101 Bleomycin + 25 mg/kg TTI - 101 Bleomycin + 50 mg/kg TTI - 101 N=10 per arm Days Treatment with TTI - 101 (9 days post fibrosis induction) # Kauh et al. CHEST . 2024 - Bleomycin - induced IPF mouse model: therapeutically treated with TTI - 101 9 days after induction of fibrosis using bleomycin.

TTI-101 is Designed to Address the Unmet Need in IPF

Well-Established Target



Survival probability (%)
Years
Low STAT3
N = 39
High STAT3
N = 16
P = 0.0019
HR: 3.50
1.28–9.54

STAT3 correlates with high mortality in IPF patients[1]

- ✓ STAT3 is a central mediator in fibrosis
- ✓ TTI-101 designed to target the canonical pathway of STAT3

Preclinical Biological Activity



Oxygen Saturation (%)
PBS DMSO
PBS TTI-101
BLEO DMSO
BLEO TTI-101
Day 0
Day 14
Day 21
Day 30

Observed to reduce fibrosis and improve lung function[2]

- ✓ Targets full pathogenesis of IPF
- ✓ TTI-101 in additional fibrotic mouse models demonstrated downregulation of key factors

Clinical Proof of Mechanism – Phase 1



TTI-101 Treatment for ~6 weeks
Median % Change from Baseline in pY-STAT3 H-Score (proportion and intensity of pY-STAT3 staining)
0%
-20%
-40%
-60%
-80%
↓55% Overall
↓79% Among Stable Disease
All patients with paired biopsies n=8
All SD patients with paired biopsies n=3

Reduced pY-STAT3 in humans[3]

- ✓ Well-tolerated
- ✓ High blood exposure (PK)
- ✓ Hits STAT3 target (PD)

Next Step: IPF Clinical POC

Phase 2 clinical trial underway

- ✓ No Phase 1 SAD / MAD HV study needed per FDA; progressed straight to Phase 2 $\text{REVERT}_{\text{IPF}}$ trial

1. Celada et al. *Sci Transl Med.* 2018. IPF Transplant-free survival over the course of 3.5 years post-diagnosis in a cohort of patients (n=55) based on STAT3 expression. Activated STAT3 (pY-STAT3) induces the expression of STAT3 transcript. 2. Pedroza et al. *FASEB J.* 2016. 3. Tsimberidou et al. *Clin Cancer Res.* 2025. 8/10 patients had elevated pY-STAT3 at baseline; elevated pY-STAT3 defined as H-score >30 on a 0-300 scale.

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tvardi THERAPEUTICS

REVERT$_{IPF}$: Double Blind Randomized Phase 2 Study of TTI-101

revert™ IPF

(28 US Sites, N = 75)[1]

Treatment Period
12 weeks

Randomization

- TTI-101 800 mg/day (N=25)
- TTI-101 400 mg/day (N=25)
- Placebo (N=25)

- Oral dosing (BID)
- 12-week double blind, randomized, placebo-controlled study
- Alone or in combination with nintedanib
- Enrollment of mild and moderate IPF subjects
- 1° & 2° Objectives: Safety & PK
- Exploratory Objectives:
  - Phase 3 endpoints: △FVC, △DLCO, HRCT, 6MWT
  - Biomarkers

Early blinded clinical data has demonstrated encouraging trends

1. NCT05671835: On July 17, 2024, the independent Safety Monitoring Committee (SMC) conducted a benefit-risk analysis of the preliminary unblinded data from the Phase 2 IPF clinical trial data across all doses and recommended continuation of the 400 mg/day and 800 mg/day dose and discontinuation of the 1,200 mg/day dose. On September 30, 2024, the SMC completed a follow-up unblinded benefit-risk analysis and noted that it did not see any significant safety concerns and recommended continuation of the clinical trial without modification.

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tvardi THERAPEUTICS

Change in FVC from Baseline at 12 Weeks in Recent IPF Studies with Background Anti-fibrotic Therapy

BI 1015550 (2022)[1]



Adjusted Mean Change in FVC from Baseline (ml)
BI 1015550
Placebo
↓FVC
Week

BMS-986278 (2023)[2]



Adjusted mean (±SE) change from baseline in FVC, mL
↓FVC

PLN-74809 320mg (2023)[3]



LS Mean (SE) Change from Baseline in FVC (mL)
101.7
68.8
29.5
-20.7
-53.5
-110.7
320mg (n=21)
Placebo (n=30)
↓FVC
Week
* p<0.05 ** p<0.01

No placebo groups had mean FVC values (including standard error) near or above baseline

Certain data on this slide are based on cross-study comparisons and are not based on any head-to-head clinical trials. Cross-study comparisons are inherently limited and may suggest misleading similarities and differences. The values shown in the cross-study comparisons are directional and may not be directly comparable. Adapted from 1. Richeldi et al. *NEJM*. 2022 2. Corte et al. *Am J Respir Cri Care Med*. 2023 3. Pliant Corporate Presentation 2024

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REVERT$_{IPF}$: Preliminary Blinded Percent Change in FVC from Baseline (N=38)



↑ in FVC from baseline
Increase
>1%
Stable
−1% to 1%
~ −35 to +35ml
0
↓ in FVC from baseline
Decrease
<−1%
Near or above baseline is clinically significant
Natural course of IPF: decline in FVC
34% Increase
26% Stable
39% Decrease

Trial Design:
1:1:1 Randomization

- TTI-101 800 mg/day (N=25)
- TTI-101 400 mg/day (N=25)
- Placebo (N=25)

Blinded data suggests >50% of subjects have FVC values near or above baseline

*Trial is blinded to Sponsor, investigators and patients; unknown exposure to 400mg/day of TTI-101, 800mg/day of TTI-101 or placebo. Data as of September 2024. Preliminary data for efficacy-evaluable patients defined as: patients with acceptable baseline and at least one on-treatment pulmonary function test (PFT). At the time of analysis, the absolute FVCs comparing percent change from baseline to last visit on treatment were available for the following timepoints: 12 weeks (n=19); 8 weeks (n=9); 4 weeks (n=10). Increase in FVC levels from baseline defined as >1% change from baseline FVC; stable FVC levels from baseline defined as −1% to 1% change from baseline FVC; decrease in FVC levels from baseline defined as <−1% change from baseline FVC. Due to the preliminary and blinded nature of the data, this interim data set was not subject to the standard quality control measures typically associated with final clinical trial results.

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Cross Trial Comparison of Baseline Characteristics

Sponsor	Boehringer Ingelheim	Bristol Myers Squibb	PLIANT	tvardi THERAPEUTICS
Trial	1305-0013 Trial[1] NCT04419506 N=147	BMS[2] NCT04308681 N = 276	INTEGRIS-IPF[3] NCT04396756 N = 112	$REVERT_{IPF}$ NCT05671835 N = 45
Agent	BI 1015550 (nerandomilast)	BMS986278 (admilparant)	Bexotegrast	TTI-101
DLCO	≥25%	≥25%	≥30%	**≥25%**
FVC predicted	≥45%	≥40%	≥45%	**≥40%**
FEV1/FVC Ratio	≥0.7	≥0.7	≥0.7	≥0.7
Background antifibrotic therapy	Nintedanib 29% Pirfenidone 21%	~66% background therapy	Nintedanib 43% Pirfenidone 38%	Nintedanib 53%
Baseline ppFVC (mean)	77.7	76.5	78.1	**73.8**

$REVERT_{IPF}$ trial has broadest enrollment criteria

$REVERT_{IPF}$ population has lowest baseline ppFVC

Certain data on this slide are based on cross-study comparisons and are not based on any head-to-head clinical trials. Cross-study comparisons are inherently limited and may suggest misleading similarities and differences. 1. Richeldi et al. *NEJM* 2022 2. Corte et al. *Am J Respir Cri Care Med.* 2023 3. Lancaster et al. *Am J Respir Crit Care Med* 2024. ppFVC: percent predicted FVC; $REVERT_{IPF}$ baseline data as of Sept. 2024

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tvardi THERAPEUTICS

Key Takeaways: TTI-101 in IPF

STAT3: Well-Established Biology

Compelling and validated target → central mediator in fibrosis

Differentiated Approach

Driving inhibition of STAT3 activation to address both IPF disease pathologies (downregulating deposition and upregulating degradation)

Clinical PoC Underway

REVERT$_{IPF}$ Phase 2 trial ongoing with clinically relevant endpoints and collection of STAT3-mediated biomarkers

Near-Term Clinical Milestones

Results from ongoing Phase 2 REVERT$_{IPF}$ trial expected in 2H:2025

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tvardi THERAPEUTICS

26 CONFIDENTIAL TTI - 101 in HCC

27 TTI - 101 Reversed Multiple Pathogenic Steps of Liver Cancer in a NASH - induced HCC Model Inflammation Fibrosis/Cirrhosis HCC STAT3 - mediated pathogenesis TTI - 101 STAT3 - inhibition in NASH - induced HCC TTI - 101 Tumor volume Microsteatosis Placebo TTI - 101 TTI - 101 Fibrosis Placebo TTI - 101 After formation of tumors at 11 months, we observed treatment with TTI - 101 therapeutically reduced inflammation, fibrosis, and tumor growth Jung KH et al. Clin Cancer Res. 2017 – Genetically engineered HepPTEN - murine model which replicates nonalcoholic steatohepatitis (NASH) induced hepatocellular carcinoma (HCC)

28 Phase 1 Clinical Trial: TTI - 101 Monotherapy Led to Durable Partial Responses in Fibrotic Tumors Baseline Cycle 5, Day 1 Cycle 3, Day 1 Diameter Length in mm (% Change from Baseline) 41mm (0%) 14mm ( - 66%) 21mm ( - 49%) 14mm ( - 70%) 19mm ( - 59%) 46mm (0%) Target Lung Met Target Liver Met Partial Responder A: HCC • Failed sorafenib, pembro, nivo , nivo+bev • Best Response: 42% Reduction in Sum of Targets Overall • Sustained PR for 10 months Partial Responder B: HCC • Failed lenvatinib , nivo • Best Response: 66% Reduction in Sum of Targets Overall • Sustained PR for 14 months Tsimberidou et al. Clin Cancer Res. 2025

29 Tolerability PK / PD Biological Activity • Well - t olerated BID oral dosing • No DLTs *Most severe AE counted per subject by grade (G1/2=grade 1 or 2, G3=grade 3) **5 subjects started on F2 and transitioned to F3 ***Elevated alanine aminotransferase/aspartate aminotransferase (ALT/AST) is the sum of elevated ALT and AST events TRAEs Occurring in >10% of Patients • Exposure s in humans above the level required for efficacy in preclinical oncology and fibrosis models • Linear PK from DL1 - 3 • C min above the IC 90 for STAT3 induced growth • Exposure plateaued at DL3, resulting in a RP2D of 12.8mg/kg/day Median % Change from Baseline in pY - STAT3 H - Score (proportion and intensity of pY - STAT3 staining) All patients with paired biopsies n=8 All SD patients with paired biopsies n=3 -80% -60% -40% -20% 0% ↓79% Among Stable Disease 8/10 patients had elevated pY - STAT3 at baseline; elevated pY - STAT3 defined as H - score >30 on a 0 - 300 scale ↓55% Overall • 100% of patients with elevated pY - STAT3 levels at baseline demonstrated decrease within ~6 weeks of TTI - 101 therapy • 55% decrease in pY - STAT3 overall; 79% in SD • Enhanced biological activity in fibrotic cancers with ORR that exceeds current standard of care in HCC • Current expected ORR in 2L HCC is <5% 35% 47% 3, 18% Best Overall Response Among HCC Patients, N=17 Median prior therapies=2 Paired Biopsies after ~6 weeks of TTI - 101 Partial Response Stable Disease Progressive Disease Phase 1: TTI - 101 Monotherapy Clinical Trial Summary F3 N=7** F2 N=47 F1 N=15 Formulation G3 G1/2 G3 G1/2 G3 G1/2 Grade, n (%) 0 (0) 2 (29) 6 (13) 16 (34) 3 (20) 3 (20) Diarrhoea 1 (14) 0 (0) 1 (2) 6 (13) 0 (0) 4 (26) Nausea 0 (0) 0 (0) 0 (0) 4 (8) 0 (0) 6 (40) Fatigue 1 (14) 1 (14) 4 (8) 1 (2) 1 (7) 1 (7) Elevated ALT/AST*** 0 (0) 2 (4) 3 (20) Dose reduction 0 (0) 2 (4) 0 (0) Dose discont. Tsimberidou et al. Clin Cancer Res. 2025 ; SD: Stable Disease; TREAE: Treatment related adverse events; F1 - 3: Formulation 1 - 3

30 0 20 40 60 80 100 120 0 90 180 270 360 450 540 Days Sum of Targets Non-Target Lesion Preclinical Model POC Established for STAT3 Inhibition + ICI Phase 1 Trial Responder Overcame ICI Resistance After TTI - 101 Monotherapy → → Ph 2: Danvatirsen (STAT3 ASO) + Durvalumab (ICI) in 2L HNSCC 2 Danvatirsen key limitations: • Observed AEs: Thrombocytopenia and transaminitis • Onerous dosing: IV 3x week 1 then Q weekly • Poor PD: Inhibition of STAT3 not observed in tumor, only in stroma Danvatirsen development suspended by AZN/Ionis Strong Rationale for Combo Therapy with STAT3 TTI - 101 Dan+Durva 2 Durva 3 23% 9% ORR 7% 0% CR TTI - 101 additive to 1L SoC (ICI + Bev) 1 Progression due to non - target lesion New Response ICI + Bev Rechallenge Sum of Tumor Responses After ICI Failure, On TTI - 101 Therapy and After ICI+Bev Rechallenge 4 0 20 40 60 80 100 120 ICI Failure: Nivolumab 1 cycle Lesion Measurement (diameter long, mm) 1. Adapted from Zhao, Y et al. Hepatology. 2021 2. Cohen et al. Ann Oncol. 2018 3. Siu et al. JAMA Oncol. 2019 . ICI: Immune Checkpoint Inhibition; Bev: Bevacizumab. Certain data on this slide are based on cross - study comparisons and are not based on any head - to - head clinical trials. C ross - study comparisons are inherently limited and may suggest misleading similarities and differences. The values shown in the cross - study comparisons are directional and may not be directly comparable. 4. Tsimberidou et al. Clin Cancer Res. 2025 TTI - 101 Treatment: 14 cycles

TTI-101 is Designed to Provide a Distinct and Synergistic Mechanism for Unmet Need in HCC

HCC Disease Overview

- HCC is 3rd leading cause of cancer deaths in the world[1]
- Annually in the US, >42,000 new cases of HCC and ~32,000 deaths recorded[2]
- Incidence has more than tripled since 1980[3]

Overview of Current Treatment Landscape + Role of TTI-101

	First Line		Second Line		Third Line
Standard of Care	Anti-PD-(L)1 + Anti-VEGF *10-27% ORR[4]*	→ ~70% do not respond and eventually >95% progress	TKIs & Anti-VEGF Therapy *<5% ORR[5]*	→ >90% do not respond and progress	No Available Therapies
Potential SoC with TTI-101	**Triplet** **Anti-PD-(L)1 Combos + TTI-101**		**Doublet** **Anti-PD-1s + TTI-101**		**Monotherapy** **TTI-101**

1. World Health Organization (WHO) 2. WHO US Statistics 3. American Cancer Society 4. Represents range of ORRs from previous studies (MORPHEUS, Tempest, IMBrave150). 5. Listed 2nd line ORR expected to be <5% as 2nd line therapies inhibit VEGF/angiogenesis as common mechanism with bevacizumab and pembrolizumab (anti-PD-1) has common mechanism with atezolizumab (anti-PDL-1).

31

tvardi THERAPEUTICS

REVERT$_{\text{Liver Cancer}}$: Phase 2 Study of TTI-101 in HCC

FDA Fast Track

	Phase 1b Dose Finding (up to N=54)		Phase 2 Expansion (N=100)
(A) **Last Line:** no available therapies that will confer clinical benefit	TTI-101 (N=12)	RP2D →	TTI-101 RP2D (N=30)
(B) **2nd Line:** progressed on anti-PD-(L)1 first line	TTI-101 + pembrolizumab (N=11)	RP2D →	TTI-101 RP2D + pembrolizumab (N=30)
(C) **1st Line:** treatment naïve	TTI-101 + atezo/bev (N=up to 24)	RP2D →	TTI-101 RP2D + atezo/bev (N=40)

Last Line Rationale: Confirmation of P1 PoC TTI-101 monotherapy

2nd Line Rationale: TTI-101 overcomes anti-PD-(L)1 resistance

1st Line Rationale: TTI-101 is synergistic with anti-PD-L1 and anti-angiogenic inhibition

Early clinical data suggests clinical benefit across treatment lines revert™ LIVER CANCER

(21 US Sites)

- Overall Response Rate (ORR)
- Duration of Response (DoR)
- Progression-free survival
- Overall survival
- Liver stiffness (elastogram)
- Biomarkers (IL-6/AFP)
- pY-STAT3 in tumor

NCT05440708; Dayyani et al. *JCO.* 2024

32

tvardi THERAPEUTICS

REVERT$_{\text{Liver Cancer}}$: Interim Phase 1b/2 Data

Cohort A:
TTI-101 Monotherapy at RP2D


33%
67%

N=21

Cohort B:
TTI-101 (RP2D) + Pembro


50%
50%

N=8

Cohort C:
TTI-101 + Atezo/Bev


*
8%
33%
58%
Partial Response
Stable Disease
Progressive Disease

N=12*

*One patient on protocol for 6 weeks. Patient discontinued combination due to an unrelated AE. After recovery from AE, patient continued with atezo/bev and investigator reported complete response.

Patient considered non-evaluable for efficacy. As DCR (disease control rate: CR+PR+SD) and ORR (objective response rate: CR+PR) are based on intent to treat population of all patients this patient is only included in denominator.

Early results compare favorably to 3rd party trials†:

Study	Publication Date	DCR	ORR
REVERT$_{HCC}$ Prelim	**Ongoing**	**92%**	**33%**
Tempest[1]	2023	63%	10%
MORPHEUS[2]	2023	56%	11%
IMBrave150[3]	2020-22	74%	27%

Preliminary radiographic change from baseline RECIST measurements (best response). Data as of Aug 2024. This interim data set was not subject to the standard quality control measures typically associated with final clinical trial results. 1. Tempest press release 23 Apr 2023 of Phase 2 Study. Tempesttx.com 2. Roche Phase 2: Finn et al. *J Clin Oncol*. 2023 3. Roche Phase 3: Finn et al. *NEJM*. 2020. † Certain data on this slide are based on cross-study comparisons and are not based on any head-to-head clinical trials. Cross-study comparisons are inherently limited and may suggest misleading similarities and differences. The values shown in the cross-study comparisons are directional and may not be directly comparable.

33

tvardi THERAPEUTICS

34 Inhibition of STAT3 activation to have dual therapeutic effect on cancer cells – overcoming tumorigenesis and immune suppression REVERT HCC trial Phase 2 assessing activity in both monotherapy and combination therapy in areas of unmet need Topline results from ongoing Phase 2 REVERT HCC trial expected in 2H:2025 STAT3 long recognized as prime target in oncology; >95% of patients with HCC have activated STAT3 in their tumors STAT3: Well - Established Biology Differentiated Approach Clinical PoC Underway Near - Term Clinical Milestones Key Takeaways: TTI - 101 in HCC

Near-Term Anticipated Value-Creating Milestones

Pro forma company to be well-capitalized with a frequent cadence of inflection points and a runway ~1 year post P2 readouts



Transaction Announced
Expected Transaction Closes
TTI-109 IND Submission
TTI-101 IPF P2 Unblinded Readout
TTI-101 HCC P2 Topline Readout
2H
1H
2H
2024
2025

35

36 Targeting STAT3: Central Mediator of Fibrosis - Driven Diseases Deep expertise in STAT3 biology Potential to serve as a disease - modifying therapy in IPF 1 Well - positioned to differentiate therapeutic impact in HCC 2 Multiple near - term data catalysts expected • Unlocking highly - validated, yet historically "undruggable" target within fibrosis - driven diseases • IPF models demonstrated reversal of fibrosis and restoration of lung function • Phase 2 Clinical PoC ongoing • Evaluating both mono - and combination therapy from an ongoing clinical trial • IPF Phase 2 unblinded data in 2H:2025 • HCC Phase 1b/2 topline data in 2H:2025 • TTI - 109 IND 3 submission planned for 1H:2025 1. Idiopathic pulmonary fibrosis. 2 . Hepatocellular carcinoma. 3. Investigational new drug.